News Release

www.nortelnetworks.com

FOR IMMEDIATE RELEASE	November 19, 2003

For more information:

Investors:	Media:
888-901-7286	Tina Warren
905-863-6049	905-863-4702
investor@nortelnetworks.com	tinawarr@nortelnetworks.com

Nortel Networks Announces Filing of its Third Quarter 2003 Form 10-Q
Including Certain Restated Financial Results

TORONTO — Nortel Networks* Corporation [NYSE/TSX: NT] today announced that it has filed with the United States Securities and Exchange Commission (the “SEC”) its Form 10-Q Report for the quarterly period ended September 30, 2003 (the “Third Quarter 2003 Form 10-Q”).

The Third Quarter 2003 Form 10-Q includes unaudited interim financial statements, prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”), for the three months and the nine months ended September 30, 2003. Further to Nortel Networks previously announced intention to restate its financial statements for the years ended December 31, 2000, 2001 and 2002 and the quarterly periods ended March 31 and June 30, 2003, the Third Quarter 2003 Form 10-Q also includes restated comparative unaudited interim financial statements for the three months and the nine months ended September 30, 2002, as well as the restated consolidated unaudited balance sheet as at December 31, 2002.

The Third Quarter 2003 Form 10-Q also includes the impact on revenues and earnings (loss) of the restatement adjustments for the quarterly periods ended March 31, 2003 and June 30, 2003 and for the years ended December 31, 2000, 2001 and 2002, as well as on the Company’s accumulated deficit as at each of these dates, prepared in accordance with U.S. GAAP. The net effect of the restatement adjustments was a reduction in accumulated deficit as at June 30, 2003 of $505 million.

Certain selected financial information included in the Third Quarter 2003 Form 10-Q is attached to this release and is qualified in its entirety by and should be read together with the Form 10-Q filed today.

The financial results of Nortel Networks Limited (“NNL”), Nortel Networks Corporation’s principal operating subsidiary, are fully consolidated into Nortel Networks results. NNL’s preferred shares are publicly traded in Canada. NNL filed with the SEC its Form 10-Q Report for the quarterly period ended September 30, 2003 at the same time as the Nortel Networks filing.

The Company continues to expect to file its applicable financial statements for the third quarter of 2003, prepared in accordance with Canadian generally accepted accounting principles, with the Canadian regulatory authorities no later than November 28, 2003 (within the period permitted for timely filings). The Company also expects to file restated financial statements for the other periods subject to the previously announced restatements at the earliest possible time in the fourth quarter of 2003. NNL expects to file its applicable financial statements for the third quarter of 2003 with the Canadian regulatory authorities and the restated financial statements for the other relevant periods at the same time as the Nortel Networks filings.

Nortel Networks is an industry leader and innovator focused on transforming how the world communicates and exchanges information. The company is supplying its service provider and enterprise customers with communications technology and infrastructure to enable value-added IP data, voice and multimedia services spanning Wireless Networks, Enterprise Networks, Wireline Networks, and Optical Networks. As a global company, Nortel Networks does business in more than 150 countries. This press release and more information about Nortel Networks can be found on the Web at www.nortelnetworks.com.

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the sufficiency of our restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; continued reductions in spending by our customers; fluctuations in operating results and general industry, economic and market conditions and growth rates; the communication by our auditors of the existence of material weaknesses in internal control; the ability to recruit and retain qualified employees; fluctuations in cash flow, the level of outstanding debt and our current debt ratings; the ability to meet the financial covenant in our credit facilities; the use of cash collateral to support our normal course business activities; the dependence on our subsidiaries for funding; the impact of our defined benefit plans and our deferred tax assets on our results of operations, cash flows and compliance with our financial covenant; the dependence on new product development and our ability to predict market demand for particular products; the ability to integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; changes in regulation of the Internet; the impact of the credit risks of our customers and the impact of customer financing and commitments; stock market volatility generally and as a result of acceleration of the settlement date or early settlement of our purchase contracts; risks associated with a consolidation of our common shares; the impact of supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the future success of our strategic alliances; and the adverse resolution of litigation, intellectual property disputes and similar matters. For additional information with respect to certain of these and other factors, see the most recent Form 10-Q and Form 10-K filed by Nortel Networks with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel Networks disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

*Nortel Networks, the Nortel Networks logo, the Globemark and Business Without Boundaries are trademarks of Nortel Networks.

-end-

Selected Financial Information Included in the
Third Quarter 2003 Form 10-Q Filed on November 19, 2003

The following selected financial information is qualified in its entirety and should be read together with the Third Quarter 2003 Form 10-Q, including the notes to the unaudited consolidated financial statements included therein:

NORTEL NETWORKS CORPORATION
Consolidated Statements of Operations Information (unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,

(millions of U.S. dollars, except per share amounts)	2003	2002	2003	2002

		As Restated		As Restated
Revenues	$2,266	$2,350	$6,981	$8,044
Cost of revenues	1,074	1,440	3,717	5,302

Gross profit	1,192	910	3,264	2,742
Selling, general and administrative expense	486	700	1,413	2,163
Research and development expense	485	557	1,470	1,710
Amortization of acquired technology	32	38	98	122
Deferred stock option compensation	15	21	50	65
Special charges
Goodwill impairment	—	595	—	595
Other special charges	70	576	180	1,400
Gain on sale of businesses	(20)	(2)	(28)	(20)

Operating earnings (loss)	124	(1,575)	81	(3,293)
Other income (expense) — net	100	(13)	127	(45)
Interest expense
Long-term debt	(45)	(58)	(134)	(174)
Other	—	(12)	(10)	(33)

Earnings (loss) from continuing operations before income taxes, minority interests and equity in net loss of associated companies	179	(1,658)	64	(3,545)
Income tax benefit (expense)	(24)	(63)	4	461

	155	(1,721)	68	(3,084)
Minority interests — net of tax	(20)	(7)	(36)	(9)
Equity in net loss of associated companies — net of tax	(5)	(7)	(35)	(26)

Net earnings (loss) from continuing operations	130	(1,735)	(3)	(3,119)
Net earnings from discontinued operations — net of tax	55	2	244	21

Net earnings (loss) before cumulative effect of accounting change — net of tax	185	(1,733)	241	(3,098)
Cumulative effect of accounting change — net of tax	—	—	(8)	—

Net earnings (loss)	$185	$(1,733)	$233	$(3,098)

Basic earnings (loss) per common share
— from continuing operations	$0.03	$(0.40)	$0.00	$(0.85)
— from discontinued operations	0.01	0.00	0.05	0.01

Basic earnings (loss) per common share	$0.04	$(0.40)	$0.05	$(0.84)

Diluted earnings (loss) per common share
— from continuing operations	$0.03	$(0.40)	$0.00	$(0.85)
— from discontinued operations	0.01	0.00	0.05	0.01

Diluted earnings (loss) per common share	$0.04	$(0.40)	$0.05	$(0.84)

NORTEL NETWORKS CORPORATION
Consolidated Balance Sheets Information (unaudited)

	September 30,	December 31,
(millions of U.S. dollars)	2003	2002

		As Restated
ASSETS
Current assets
Cash and cash equivalents	$3,566	$3,791
Restricted cash and cash equivalents	113	249
Accounts receivable — net	2,065	2,163
Inventories — net	928	986
Income taxes recoverable	63	58
Deferred income taxes — net	415	790
Other current assets	419	681

Total current assets	7,569	8,718
Investments	183	248
Plant and equipment — net	1,470	1,467
Goodwill	2,233	2,201
Deferred income taxes — net	3,224	2,579
Other assets including intangible assets — net	603	900

Total assets	$15,282	$16,113

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable	$23	$30
Trade and other accounts payable	768	872
Payroll and benefit-related liabilities	708	507
Contractual liabilities	768	1,215
Restructuring	273	548
Other accrued liabilities	2,311	2,974
Long-term debt due within one year	112	233

Total current liabilities	4,963	6,379
Long-term debt	3,758	3,749
Deferred income taxes — net	280	345
Other liabilities	2,289	2,323

Total liabilities	11,290	12,796

Minority interests in subsidiary companies	613	665

SHAREHOLDERS’ EQUITY
Common shares, without par value — Authorized shares: unlimited; issued and outstanding shares: 4,003,594,788 at September 30, 2003 and 3,850,169,343 at December 31, 2002	33,802	33,583
Additional paid-in capital	3,554	3,754
Deferred stock option compensation	(38)	(91)
Accumulated deficit	(33,006)	(33,239)
Accumulated other comprehensive loss	(933)	(1,355)

Total shareholders’ equity	3,379	2,652

Total liabilities and shareholders’ equity	$15,282	$16,113

NORTEL NETWORKS CORPORATION
Consolidated Statements of Cash Flows Information (unaudited)

	Nine months ended
	September 30,

(millions of U.S. dollars)	2003	2002

		As Restated
Cash flows from (used in) operating activities
Net earnings (loss) from continuing operations	$(3)	$(3,119)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities, net of effects from acquisitions and divestitures of businesses:
Amortization and depreciation	433	528
Non-cash portion of special charges and related asset write downs	8	1,290
Equity in net loss of associated companies	35	26
Current and deferred stock option compensation	69	65
Deferred income taxes	(8)	(471)
Other liabilities	119	(14)
Gain on repurchases of outstanding debt securities	(4)	—
Gain on sale of investments and businesses	(67)	(28)
Other — net	38	530
Change in operating assets and liabilities	(1,231)	593

Net cash used in operating activities of continuing operations	(611)	(600)

Cash flows from (used in) investing activities
Expenditures for plant and equipment	(94)	(289)
Proceeds on disposals of plant and equipment	22	356
(Increase) decrease in restricted cash and cash equivalents	147	(420)
Increase in long-term receivables	(12)	(249)
Decrease in long-term receivables	207	253
Acquisitions of investments and businesses — net of cash acquired	(54)	(29)
Proceeds on sale of investments and businesses	51	79

Net cash from (used in) investing activities of continuing operations	267	(299)

Cash flows from (used in) financing activities
Decrease in notes payable — net	(39)	(314)
Proceeds from long-term debt	—	32
Repayments of long-term debt	(267)	(22)
(Increase) decrease in capital leases payable	(3)	(8)
Issuance of common shares	2	863
Issuance of prepaid forward purchase contracts		623

Net cash (used in) from financing activities of continuing operations	(307)	1,174

Effect of foreign exchange rate changes on cash and cash equivalents	97	16

Net cash (used in) from continuing operations	(554)	291
Net cash from discontinued operations	329	339

Net (decrease) increase in cash and cash equivalents	(225)	630

Cash and cash equivalents at beginning of period	3,791	3,460

Cash and cash equivalents at end of period	$3,566	$4,090

NORTEL NETWORKS CORPORATION
Restated revenues and earnings (loss) (unaudited)

     The following represents the impact on revenues and earnings (loss) of the restatement adjustments for the quarterly periods ended June 30, 2003 and March 31, 2003 and the years ended December 31, 2002, 2001 and 2000:

	Three months ended		December 31,

	June 30,	March 31,				Prior	Total
	2003	2003	2002	2001	2000	years (a)	adjustments

Revenues
As previously reported	$2,326	$2,399	$10,560	$17,511	$27,948
Adjustments	12	(22)	9	(103)	(17)	$(1)	$(122)

As restated	$2,338	$2,377	$10,569	$17,408	$27,931

Earnings (loss)
Earnings (loss) from continuing operations
As previously reported	$(14)	$(136)	$(3,585)	$(24,307)	$(2,995)
Adjustments	52	(35)	299	133	27	$4	$480

As restated	$38	$(171)	$(3,286)	$(24,174)	$(2,968)

Earnings (loss) from discontinued operations-net of tax
As previously reported	$—	$190	$—	$(3,010)	$(475)
Adjustments	(1)	—	20	14	—	$—	$33

As restated	$(1)	$190	$20	$(2,996)	$(475)

Net earnings (loss)
As previously reported	$(14)	$54	$(3,585)	$(27,302)	$(3,470)
Adjustments	51	(43)	319	147	27	$4	$505

As restated	$37	$11	$(3,266)	$(27,155)	$(3,443)

(a)	The amount in prior years relates to net adjustments in the years 1997 through 1999 which have been reflected as an adjustment to accumulated deficit as of January 1, 2000.

Accumulated deficit (unaudited)

The following represents Nortel Networks accumulated deficit as previously reported and after giving effect to the restatement adjustments as at June 30, 2003, March 31, 2003, December 31, 2002, December 31, 2001, and December 31, 2000:

			December 31,
	June 30,	March 31,				Prior
	2003	2003	2002	2001	2000	years (a)

Accumulated deficit
As previously reported	$33,696	$33,682	$33,736	$30,151	$2,726
As restated	33,191	33,228	33,239	29,973	2,695

Cumulative adjustment	$(505)	$(454)	$(497)	$(178)	$(31)	$(4)

(a)	The amount in prior years relates to net adjustments in the years 1997 through 1999 which have been reflected as an adjustment to accumulated deficit as of January 1, 2000.